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                                                                   EXHIBIT 16.1

                               [SLGG Letterhead]


                               December 13, 1996


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, DC 20549


Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K (Commission File No. 0-21054) of Synagro Technologies, Inc.

Yours truly,

/s/ Singer Lewak Greenbaum & Goldstein LLP


Singer Lewak Greenbaum & Goldstein LLP